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SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under Rule 14a-12
Vicinity Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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Filed by Vicinity Corporation
Pursuant to Rule 14a-12
Under the Securities and Exchange Act of 1934
Subject Company: Vicinity Corporation
Commission File No. 000-29365

        This filing relates to the proposed merger between Vicinity Corporation and Bootstrap Merger Sub, Inc., a wholly-owned subsidiary of Microsoft Corporation, pursuant to an Agreement and Plan of Merger, dated as of October 22, 2002. The Agreement and Plan of Merger was filed by Vicinity Corporation under cover of Form 8-K on October 23, 2002 and is incorporated by reference into this filing.

PRESS RELEASE

        On October 22, 2002, Microsoft Corporation issued the following press release:

Microsoft Agrees to Acquire Vicinity Corporation to Extend Value Of Location-Based Technology for Customers and Developers

        Vicinity Talent and Technology Prove a Close Fit With MapPoint .NET Vision
For Location-Based Services, Reinforce Microsoft's .NET Strategy

        REDMOND, Wash.—Oct. 22, 2002—Microsoft Corp. today announced that it has entered a definitive agreement to acquire Vicinity Corporation. (Nasdaq "VCNT"), a leading provider of location-based technology solutions, in a transaction valued at approximately $96 million. By combining key assets and working in tandem, the two companies aim to more quickly and effectively design, build and deliver enhanced Microsoft® MapPoint® .NET platforms, tools and solutions that let customers take full advantage of location-enabled applications.

        The transaction is expected to be completed before the end of first quarter of 2003 and will result in Vicinity being merged with the MapPoint Business Unit at Microsoft. Both Microsoft and Vicinity expect an integration road map that helps assure customers, developers and third-party vendors of uninterrupted services and a seamless transition.

        Vicinity is a pioneer in developing and implementing location-based services technology, with years of understanding customer needs and end-user experiences. Microsoft, with its MapPoint .NET platform, has delivered a flexible, Internet-standards-based platform for location-based services. The acquisition blends the strengths of two companies with complementary goals, resources and platforms as well as mutual enthusiasm for the benefits of location-enabling applications.

        "Our combined strengths will put us in a better position to deliver the benefits of location in the widest range of enterprise and consumer applications," said Ted Johnson, Corporate Vice President at Microsoft. "Vicinity's extensive experience in providing end-to-end solutions and value-added services perfectly complements Microsoft's MapPoint .NET XML Web services platform, Microsoft® technology assets in related areas including business intelligence and CRM, and the strong Microsoft independent software vendor and solutions provider channel. This acquisition will accelerate the adoption of location-based technology as a valuable ingredient of mainstream enterprise application development. And by enlarging our scope to encompass a ..NET infrastructure, we can offer customers a broader variety of contexts in which location-based technology is deployed."

        "Over the past seven years, our premier customers have been demanding integrated location-based services in addition to online store locator and mapping solutions, validating the growing market demand," said Chuck Berger, President and CEO of Vicinity. "We are committed to uninterrupted service for customers and to bringing near-term value to shareholders. We look forward to working with Microsoft because it provides great focus on research and development, operations infrastructure, professional support and services. These are elements that must be in place for customers to have a clear path to compelling new location-based applications and services."

        "Vicinity has built a tremendous asset, particularly around its innovative thinking and customer-focused approach," said Michael Graff, General Manager of the MapPoint Business Unit at Microsoft. "We look forward to working together to drive deeper and broader adoption of location-enhanced applications and services."

Terms of Acquisition

        The transaction is structured as a cash merger, in which Vicinity shareholders will receive $3.33 in cash in exchange for each share of Vicinity common stock. The transaction is subject to regulatory review and requires the approval of Vicinity shareholders holding a majority of outstanding shares. Consummation of the transaction is subject to customary closing conditions, including Vicinity shareholder approval and approval of the relevant antitrust authorities. Certain shareholders of Vicinity holding approximately 30 percent of Vicinity's outstanding shares have agreed to support and vote in favor of the proposed transaction at the meeting of Vicinity shareholders to be convened to consider the transaction.

About Vicinity

        Vicinity provides technology-based solutions that enable businesses and governments to market the local availability of their products and services. Using Web, wireless and speech platforms, Vicinity offers a comprehensive portfolio of application services and application programming interfaces (APIs) that allow enterprises to analyze and direct their customers to a brick-and-mortar store, branch or outlet near them that offers the specific product or service they are seeking. Vicinity was established in 1995 and is headquartered in Sunnyvale, Calif.

About Microsoft

        Founded in 1975, Microsoft (Nasdaq "MSFT") is the worldwide leader in software, services and Internet technologies for personal and business computing. The company offers a wide range of products and services designed to empower people through great software—any time, any place and on any device.

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Microsoft and MapPoint are either registered trademarks or trademarks of Microsoft Corp. in the United States and/or other countries.
The names of actual products and services mentioned herein may be the trademarks of their respective owners.

For more information, press only:

  Erica Garver, Waggener Edstrom for Microsoft, (503) 443-7000, ericag@wagged.com

  Umran Hassan, Waggener Edstrom for Microsoft, (503) 443-7000, umranh@wagged.com

  Rapid Response Team, Waggener Edstrom for Microsoft, (503) 443-7070, rrt@wagged.com

        Note to editors: If you are interested in viewing additional information on Microsoft, please visit the Microsoft Web page at http://www.microsoft.com/presspass/ on Microsoft's corporate information pages. Web links, telephone numbers and titles were correct at time of publication, but may since have changed. For additional assistance, journalists and analysts may contact Microsoft's Rapid Response Team or other appropriate contacts listed at http://www.microsoft.com/presspass/contactpr.asp.

Transactional and Business Risks and Forward-Looking Statements

        This press release contains forward-looking statements, including statements relating to the acquisition by Microsoft of Vicinity, the timing of closing of that transaction, the future business outlook for Vicinity and the Microsoft MapPoint .NET Business Unit, the benefits of the combination of the two businesses, and trends in business conditions. Statements regarding future events are based on Vicinity's current expectations and are necessarily subject to associated risks related to, among other things, obtaining shareholder and regulatory approval of the merger, the potential impact on the business of Vicinity due to uncertainty about the merger, the ability of the parties to successfully execute their integration strategies or achieve planned synergies, the speed which with the market for location-based services develops, the combined company's ability to expand into new markets, and retention of key employees. If the acquisition were to fail to close, Vicinity's business, operations and financial condition, and its ability to retain its customers, suppliers and employees, could be materially and adversely affected. In light of these risks, there can be no assurance that the forward-looking statements contained in this press release will in fact be realized. Actual events or results may differ materially.

        The statements made in this press release above represent companies' views as of the date of this press release, and it should not be assumed that the statements made herein remain accurate as of any future date. Vicinity does not presently intend to update these statements and undertakes no duty to any person to affect any such update under any circumstances, except as otherwise required by law.

        For a further discussion of risks associated with the Vicinity's business, please see the discussion under the caption, "Factors That May Affect Future Results" in our Transition Report on Form 10-K for the transition period from Aug. 1, 2001, to June 30, 2002, and the other reports that have been filed by Vicinity with the Securities and Exchange Commission. These reports may be accessed through the EDGAR database maintained by the SEC at http://www.sec.gov/.

COMMUNICATION WITH EMPLOYEES

        On October 22, 2002, Charles W. Berger of Vicinity sent an email to all of Vicinity's employees. The text of the email message follows:

All:

        As I mentioned at the last communications meeting, given our recent success, strong customer base, secure financial condition, and most importantly, our talented and committed staff, we were likely to attract interest from potential acquirers.....well I was right. In fact, there were a number of companies that expressed interest in acquiring us over the past few months. I am excited to announce that the Board of Directors today approved entering into a definitive agreement under which Microsoft will acquire Vicinity.

        Microsoft has agreed to acquire Vicinity for $3.33 per share. This price is a significant premium to market, nearly 50% as of yesterday and approximately 70% over the average price over the past 12 months.

        The fact that the largest, most successful technology company in the world has decided to acquire Vicinity is a strong validation of the efforts by each and everyone of you to make this Company successful. It is clear that we are in the right market as Microsoft plans to increasingly make location part of their .NET initiative. It is clear that our sales force has been successful at building and retaining a customer base that is unparalleled. We have done that through great technology and exceptional service to our customers. It is clear that we have built a Web services model that Microsoft believes will be a significant part of their future and value our operations and customer support capability. It became clear as we went through the process of due diligence and agreement negotiation with

Microsoft that our finance, legal and human resource groups are exceptional as we were able to respond quickly and competently to the requests of scores of Microsoft's staff.

        In this process, we have had a glimpse of Microsoft's efforts in location based services and their plans for the future. Their vision is similar to ours and their size and broad product offering allows them to move quickly and attack broader markets effectively. We also spent a great deal of time with many Microsoft people, their success is obvious, what we also saw was a value driven, ethical organization, much like our own.

        There are a number of regulatory filings and approvals that must be obtained in order to close the deal. We expect to have these done and be able to close in late December or early January

        In the meantime, we must run the Company as if we were going to continue as an independent business. The agreement we have signed requires us to do that and there is always a chance the deal will not ultimately close. Our goals for this quarter are unchanged, grow revenues by retaining renewing customers and adding new customers, meeting our expense targets and driving new product development.

        While this acquisition is a tremendous affirmation of the job you have done at Vicinity, unfortunately, as we combine with the MapPoint business unit, there will be a number of positions that are duplicative and will not be required by Microsoft long term. Over the next two to four weeks, we will work with Microsoft to determine exactly what people and positions they plan to retain long term, what people they will need for the transition after the closing of the deal (for up to six months) and who they will not need immediately on closing. As soon as possible, hopefully within 30 days, you will be informed of which of these three situations apply to you personally. People not going forward long term will receive severance along the lines of past practices and those in the transition group will receive severance as well as a retention bonus. In addition to outplacement services that we will provide, Microsoft is sincerely committed to helping people find jobs in other parts of Microsoft. The details of all of this will be provided at break out sessions this afternoon and in future meetings.

        Though it was not our plan to be acquired, the economics and strategic fit of this deal are clearly compelling and, in the judgment of the Board, in the best interests of the Shareholders. Again, each member of the Vicinity team should take a great deal of pride in attracting an offer from a great company.

        I realize that we now enter a period of a fair amount of uncertainty for each individual and I can assure you we will make every effort to let people know where they stand as soon as possible. In the meantime, I know I can count on your continued professional efforts to make Vicinity successful.

        Chuck

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

        Vicinity Corporation intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the merger. The proxy statement will be mailed to the stockholders of Vicinity. Before making any voting or investment decision with respect to the merger, investors and stockholders of Vicinity are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Microsoft and Vicinity with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and stockholders of Vicinity may obtain free copies of the documents filed with the SEC by contacting Vicinity Investor Relations, 370 San Aleso Avenue Sunnyvale, CA 94085, (408) 543-3000. You may also read and copy any reports, statements and other information filed by Microsoft and Vicinity at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York, New

York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

        Vicinity, Microsoft and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the Vicinity stockholders in favor of the merger. Certain executive officers and directors of Vicinity have interests in the merger, including severance arrangements, acceleration of vesting of stock options and their ownership of Vicinity's common stock, and their interests will be described in the proxy statement when it becomes available.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This filing contains certain forward-looking statements and information relating to Vicinity that are subject to safe harbors created under the U.S. federal securities laws. These forward-looking statements include, among other things, statements concerning whether and when the proposed transaction with Microsoft will close, whether conditions to the proposed transaction will be satisfied, the effect of the proposed transaction on Vicinity's business and operating results, and other statements qualified by words such as "anticipate," "believe," "intend," "may," and other words of similar import. Such statements are based on Vicinity's current expectations and are subject to numerous risks and uncertainties, including, among others:

  •
  the requirement that Vicinity stockholders approve the merger agreement and proposed merger with Microsoft;

  •
  receipt of necessary approvals under United States and applicable foreign antitrust laws and other relevant regulatory authorities;

  •
  failure of Vicinity to satisfy other conditions to the merger, including the minimum "net working capital" requirement specified in the merger agreement; and

  •
  the effect of the announcement of the merger on Vicinity's customer relationships, operating results and business generally, including the ability to retain key employees.

        Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.

        The statements made in filing represent Vicinity's views as of the date of this filing, and it should not be assumed that the statements made herein remain accurate as of any future date. Vicinity does not presently intend to update these statements and undertakes no duty to any person to affect any such update under any circumstances, except as otherwise required by law.

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PRESS RELEASE
COMMUNICATION WITH EMPLOYEES
ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS